UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

OPTICAL COMMUNICATION PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue Woodland Hills, CA		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 251-7100

                     Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 25, 2007, Optical Communication Products, Inc. (“Registrant”) issued a press release announcing that its board of directors had received a letter from Oplink Communications, Inc. (“Oplink”) indicating that Oplink has entered into a stock purchase agreement with Furukawa Electric Co. Ltd. (“Furukawa”) to purchase Furukawa’s entire interest in the Registrant’s outstanding capital stock for $1.50 per share and proposing to purchase the Registrant’s remaining outstanding capital stock not owned by Furukawa by means of a merger of the Registrant with a subsidiary of Oplink at a cash purchase price of $1.50 per share of the Registrant’s Class A common stock. Furukawa beneficially owns 58.2% of OCP’s outstanding capital stock as of December 31, 2006. The Registrant’s press release also announced that a special committee of the board of directors of the Registrant, composed of the Registrant’s three independent directors, is evaluating Oplink’s proposal and is being advised by independent financial and legal advisors Bear, Stearns & Co. Inc., and Munger, Tolles & Olson LLP, respectively. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit 99.1	Press Release of the Registrant dated April 25, 2007 announcing receipt of an acquisition proposal from Oplink Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2007	OPTICAL COMMUNICATION PRODUCTS, INC.
a Delaware corporation

By:	/s/ Frederic T. Boyer
Frederic T. Boyer

Senior Vice President, Chief Financial Officer

and Secretary